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                                                                    EXHIBIT 11.2
                          ROHR, INC. AND SUBSIDIARIES
       CALCULATION OF FULLY DILUTED NET INCOME PER SHARE OF COMMON STOCK
                     (in thousands except per share data)

                                                                                          Year ended July 31,
                                                                       -------------------------------------------------------
                                                                          1995        1994        1993        1992       1991
                                                                       --------      -------   ---------    -------    -------
Net income (loss) from continuing operations before
 extraordinary item and cumulative effect of accounting
 changes applicable to primary earnings per common share               $  8,493      $ 4,669   $ (24,257)    $  996    $28,566

Add back interest and issue expense on convertible
 debentures, net of tax adjustment                                        2,720        5,477       4,941      4,941      4,930
                                                                       --------      -------   ---------    -------    -------
Adjusted income (loss) from continuing operations before
 extraordinary item and cumulative effect of accounting
 changes applicable to common stock on a fully diluted basis             11,213       10,146     (19,316)     5,937     33,496

Income (loss) from discontinued operations, net of taxes                  3,879        2,258      (6,324)       459      1,951

Loss from extraordinary item, net of taxes                               (1,146)

Cumulative effect of accounting changes, net of taxes                                           (223,950)
                                                                       --------      -------   ---------    -------    -------
Net income (loss) applicable to fully diluted earnings
 per share                                                             $ 13,946      $12,404   $(249,590)   $ 6,396    $35,447
                                                                       ========      =======   =========    =======    =======


Average number of shares outstanding on a fully diluted basis:

 Shares used in calculating primary earnings per share                   18,213       18,062      17,909     17,710     17,525
  Unexercised options                                                       375                                   4          2
  Shares on conversion of 7% debentures                                                2,674       2,674      2,674      2,674
  Shares on conversion of 7.75% debentures                                5,556        1,157
                                                                       --------      -------   ---------    -------    -------
Average number of shares outstanding on a fully diluted basis            24,144       21,893      20,583     20,388     20,201
                                                                       ========      =======   =========    =======    =======
Fully diluted net income (loss) per common share before
 extraordinary item and cumulative effect of accounting changes        $   0.47      $  0.47   $  (0.94)     $ 0.29    $  1.66

Income (loss) from discontinued operations, net of taxes                   0.16         0.10      (0.31)       0.02       0.09

Extraordinary item, net of taxes                                          (0.05)

Loss from cumulative effect of accounting changes, net
 of taxes                                                                                         (10.88)
                                                                       --------      -------   ---------    -------    -------
Fully diluted net income (loss) per average common share               $   0.58      $  0.57   $  (12.13)    $ 0.31    $  1.75
                                                                       ========      =======   =========    =======    =======

Note:
The fully diluted net income (loss) per average share for the twelve months ended July 31, 1995, excludes the assumed conversion of those securities that results in improvement of earnings per share. The assumed conversion of the Company's convertible debentures for prior years were antidilutive, hence primary earnings per share are presented for these periods in the Company's Consolidated Statement of Earnings.